Barfresh Provides First Quarter 2017 Update on Recent Business Progress

Momentum with Foodservice Contractors and National QSR Tests Continues to Build

Company Announces New Customers and Expansion into Canada

BEVERLY HILLS, Calif., May 15, 2017 (GLOBE NEWSWIRE) ———— Barfresh Food Group, Inc. (OTCQB: BRFH), a manufacturer of frozen, ready-to-blend beverages, is providing an update on recent business developments. In addition, the Company is filing its form 10-Q for the first quarter ended March 31, 2017, with the Securities and Exchange Commission today.

Riccardo Delle Coste, the Company’s CEO stated, “Since our last update, we’ve continued to make progress with a number of National Quick Service Restaurant (“QSR”) tests where we are currently selling product in market. While this process has many steps, we are pleased with the progress, and continue to expect that we will be in a position to announce a significant development in 2017. In addition, the strong distribution network that we’ve put in place this past year is a key reason for the recent success we’ve had in the managed foodservice space. Third party managed foodservice operators are an integral part of the food service business and we’re pleased to have formalized sales and supply agreements with the largest operators in the industry. The level of engagement we’ve experienced has significantly expanded our potential customer base and validates that the Barfresh frozen beverage solution satisfies a very large unmet need in a shifting marketplace that is demanding better-for-you food and beverage options. Finally, we are excited about our recent expansion into Canada, and see enormous potential for that market. Overall, we remain focused on the execution of new accounts across all of our channels, especially the QSRs, and continue to forecast a material acceleration in revenues in 2017.”

Business Highlights

●	Progress with National Account pipeline – In-market tests continue in a number of National QSR accounts. We are seeing continued progress and developments on all fronts, some of which include an expanded number of stores and regions. Key milestones that we use to measure our progress include: consumer surveys, product development, customer focus group testing, quality control testing, factory audits, operational testing, marketing design and development and various stages of “in-market” testing. We remain confident that we will be in a position to announce significant developments in this area during 2017.

●	Progress within regional accounts – The Company successfully launched a roll-out to Landry’s restaurant concept, Bubba Gump Shrimp Company in the United States. This is an example of the value of our strategic partnership with Pepsico North America. Similar opportunities throughout North America continue to be actively pursued.

●	Executed additional agreement with large third party foodservice operator – Barfresh recently executed an additional agreement with the largest foodservice operator in the United States that serves over 9 million meals daily. Barfresh’s now has three separate agreements across this channel making Barfresh products available within their managed foodservice networks that are comprised of tens of thousands of accounts. Their receptiveness to the Barfresh solution is extremely encouraging and management expects momentum to continue in high-traffic, high-visibility locations.

●	Expansion into Canada – The Company recently announced the expansion of its distribution network, following execution of an agreement with one of Canada’s largest food service brokers based in Toronto, Ontario. Barfresh products will be available in two of twenty four distribution centers operated by the Canadian affiliate of our national distribution partner, by the end of this month.

●	Innovative new “bulk, easy pour” product offering – During the quarter, the Company began to offer a new bulk, easy pour product, which is designed for high traffic, high volume locations. Our bulk product is currently being served at three venues within the Statue of Liberty Monument on Ellis Island, and at the Aquarium of the Pacific in Long Beach, California. We have seen excellent customer receptivity to the new bulk format, and in each case the product is being sold under the Barfresh brand name, presenting an opportunity for us to build brand awareness among consumers.

Balance Sheet, Manufacturing and Distribution

As of March 31, 2017, the Company had $7.5 million of cash on our balance sheet, no debt and ample capital to pursue growth opportunities. Barfresh is manufacturing product in both of its contract manufacturing locations, which represent 114 million units of potential capacity. It has continued to expand its national distribution network with a focus on network optimization as the Company prepares for an acceleration in 2017 revenues so that it can realize the resultant margin expansion commensurate with larger scale quantities of raw materials.

Conference Call

The conference call to discuss these results is scheduled for today, May 15, 2017, at 1:30 pm Pacific Time (4:30 pm Eastern Time Listeners can dial (877) 407-4018 in North America, and international listeners can dial (201) 689-8471. Participants from the Company will be Riccardo Delle Coste, Founder and CEO, Joseph Cugine, President, and Joseph Tesoriero, CFO.

A telephonic playback will be available approximately two hours after the call concludes and will be available through Monday, May 29, 2017. Listeners in North America can dial (844) 512-2921, and international listeners can dial (412) 317-6671. Passcode is 13661841.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the company’s website at www.barfresh.com in the Investors-Presentations section. A replay of the webcast will also be available for approximately 30 days following the call.

About Barfresh Food Group

Barfresh Food Group, Inc. (OTCQB: BRFH) is a developer, manufacturer and distributor of ready-to-blend beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, patented system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. PepsiCo North America Beverages, a division of PepsiCo, Inc., is the exclusive sales representative in North America within the food service channel for Barfresh’s full line of beverages. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10K and Quarterly Report on Form 10Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Jeff Sonnek

ICR

646-277-1263